SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rules 14a-11(c) or Rule 14a-12

Beverly Hills Bancorp Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

July     , 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. The Annual Meeting will be held at 10:00 a.m. Pacific Time on Thursday, August 25, 2005, at the law offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Conference Room 6C, Los Angeles, California 90067.

We enclose the Notice of the Annual Meeting, Proxy Statement and form of proxy and a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission. At the Annual Meeting you will be asked to elect seven directors and to approve a proposed amendment to our Certificate of Incorporation that would reduce the number of authorized shares of common stock and cancel the authorization of preferred stock. We also will report to you on our operations, and you will have the opportunity to ask questions about Beverly Hills Bancorp that may be of general interest to stockholders.

The Proxy Statement contains important information concerning the matters to be voted on at the Annual Meeting. Please study it carefully. Your vote is very important, regardless of how many shares you own. Even if you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed, postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.

Sincerely,

/s/ LARRY B. FAIGIN
Larry B. Faigin Chairman Of The Board

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY CARD WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, August 25, 2005

at the law offices of Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Conference Room 6C

Los Angeles, California 90067

TO THE STOCKHOLDERS OF BEVERLY HILLS BANCORP INC.:

The Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. (the “Company”) will be held at 10:00 a.m. on Thursday, August 25, 2005, at the law offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Conference Room 6C, Los Angeles, California 90067. The Annual Meeting will be held for the following purposes:

1. To elect a board of seven directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected; the persons nominated by the Board of Directors (Howard Amster, Larry B. Faigin, Stephen P. Glennon, Robert H. Kanner, Kathleen L. Kellogg, William D. King and John J. Lannan) are described in the accompanying Proxy Statement;

2. To approve an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 90,000,000 shares to 30,000,000 shares and to cancel the authorization of preferred stock; and

3. To consider and transact such other business as may properly come before the Annual Meeting and at any adjournments or postponements thereof.

YOUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR THE DIRECTOR NOMINEES NAMED IN ITEM 1 AND FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION DESCRIBED IN ITEM 2.

Only stockholders of record as of the close of business on July 22, 2005 will be entitled to notice of and to vote at the Annual Meeting.

Under the Company’s bylaws, stockholders may not present nominees for election as directors or other proposals for action at the Annual Meeting unless written notice thereof, containing the information required by the Company’s bylaws, was delivered to the Secretary of the Company no later than the close of business on July 11, 2005. The Company did not receive any nominees or proposals from stockholders.

PLEASE READ THE ENCLOSED PROXY STATEMENT CAREFULLY.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PREPAID ENVELOPE. IF YOU LATER FIND THAT YOU CAN BE PRESENT OR DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO AT ANY TIME BEFORE THE VOTING AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ CAROL SCHARDT
Carol Schardt Secretary

July     , 2005

Calabasas, California

BEVERLY HILLS BANCORP INC.

23901 Calabasas Road, Suite 1050

Calabasas, California 91302

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

to be held at 10:00 a.m. on Thursday, August 25, 2005

at the law offices of Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Conference Room 6C

Los Angeles, California 90067

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Beverly Hills Bancorp Inc. (the “Company” or “BHBC”) for use at the 2005 Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, August 25, 2005 and at any adjournment or postponement thereof, for the purposes set forth in the attached Notice of 2005 Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Board of Directors’ proxy that you may use to indicate your vote on the matters to be submitted to the stockholders at the meeting.

We have enclosed our Form 10-K filed with the Securities and Exchange Commission, which includes our financial statements. The Form 10-K is not to be considered part of the soliciting materials.

This Proxy Statement and the accompanying form of Proxy were mailed to stockholders commencing on or about July     , 2005.

VOTING RIGHTS AND PROXIES

Record Date and Outstanding Shares

Only stockholders of record at the close of business on July 22, 2005 will be entitled to notice of and to vote at the Annual Meeting. On July 22, 2005, the Company had 21,220,050 shares of common stock outstanding and approximately 68 stockholders of record (including brokers holding the Company’s stock in street name for others). The common stock is the only outstanding class of common stock of the Company.

Quorum and Voting

A majority of all outstanding shares of common stock entitled to vote at the Annual Meeting, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

Each share of common stock is entitled to one vote in all matters to be considered at the Annual Meeting. In the election of directors, the seven persons receiving the highest number of affirmative votes will be elected. Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of common stock.

Abstentions and broker non-votes are counted for the purpose of determining whether or not a quorum exists, but are not counted in the election of directors and have the same effect as negative votes in connection with the approval of the amendment to the Certificate of Incorporation.

Proxies

Shares of common stock represented by proxies properly executed and received by the Company in time to be voted at the Annual Meeting, or any adjournment or postponement thereof, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such shares will be voted “FOR” each of the seven nominees named in this Proxy Statement and “FOR” the amendment of the Company’s Certificate of Incorporation. All proxies voted “FOR” each of the seven nominees for director and “FOR” the amendment of the Company’s Certificate of Incorporation, including proxies on which no instructions are indicated, may, at the discretion of the proxy holder, be voted “FOR” a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise.

The Board is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting, persons appointed as proxies will have discretion to vote or act thereon in their best judgment.

If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by (i) submitting a new proxy card with a later date, (ii) delivering written notice to the Secretary of the Company before August 25, 2005, stating that you are revoking your proxy, or (iii) attending the Annual Meeting and voting your shares in person. Attendance at the Annual Meeting will not, in itself, constitute the revocation of your proxy.

Shares held in Street Name

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy from your brokerage firm in order to vote at the Annual Meeting if you attend in person. Otherwise, the Company cannot count your votes.

Costs of Solicitation

Proxies may be solicited by mail, personal interview, telephone and telecopy by directors, officers and employees of the Company and its subsidiaries on a part-time basis and for no additional compensation. In addition, the Company has retained the services of Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies and in the distribution of proxies and accompanying materials to brokerage houses for an estimated fee of $5,500 plus out-of-pocket expenses. The entire cost of soliciting proxies under this Proxy Statement will be borne by the Company and will include amounts paid in reimbursement to banks, brokerage firms, custodians, nominees and others for their expenses in forwarding soliciting material to the beneficial owners of the common stock held of record by such persons.

Any written revocation of your Proxy or other related communications in connection with this Proxy Statement, and requests for additional copies of this Proxy Statement or the form of Proxy, should be addressed to Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, CA, 91302. If you have any questions or need further assistance in voting your shares, please call Ms. Schardt at (818) 223-8084.

ELECTION OF DIRECTORS

(Item No. 1 on the Proxy)

In accordance with the Bylaws of the Company, the Company’s directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting and until their successors are duly elected. The Bylaws provide that Board Directors shall consist of no fewer than six and no more than ten directors as determined from time to time by the Board of Directors. In June 2005 the Board of Directors changed the authorized number of directors from ten to seven.

The Board of Directors has nominated the following seven persons to serve until the next Annual Meeting and their successors are duly elected:

Howard Amster

Larry B. Faigin

Stephen P. Glennon

Robert H. Kanner

Kathleen L. Kellogg

William D. King

John J. Lannan

Each of the nominees has indicated that he or she is willing and able to serve as a director. Unless instructions to the contrary are specified in a properly signed and returned proxy, the proxies will be voted in favor of the seven nominees listed above.

The Board of Directors reduced the number of authorized directors because it believed that with the sale of the Company’s loan servicing subsidiary, Wilshire Credit Corporation, in 2004, and fact that the Company is now principally a holding company for First Bank of Beverly Hills, F.S.B. (“FBBH” or the “Bank”), a Board of seven directors is sufficient to handle the duties of the directors. As result of the reduction in the number of authorized directors, Robert M. Deutschman, Edmund M. Kaufman, Joseph W. Kiley and Daniel A. Markee, all current directors, were not nominated this year.

Information Regarding the Nominees for Directors

The following table sets forth certain information regarding the nominees for director.

Name	Age as of July 22, 2005	Year First Elected or Appointed Director	Principal Occupation
Larry B. Faigin	62	1999	Mr. Faigin has been Chairman of the Board since September 1999. From 2003 to 2005, Mr. Faigin was President and Chief Executive Officer of China Housing Partners, LLC, a residential developer in China. Previously, he was President and Chief Executive Officer of GreenPark Remediation, LLC, a company that specializes in acquiring environmentally impacted land and remediating and improving the property for further development. He also has served as a consultant to Chevron Corporation, and as Chief Executive Officer and Director of Wood Brothers Homes, Inc. Mr. Faigin received his B.A. and J.D. degrees from Case Western Reserve University.

Name	Age as of July 22, 2005	Year First Elected or Appointed Director	Principal Occupation
Howard Amster	57	2001	Mr. Amster is a professional real estate operator and also is a principal of Ramat Securities Ltd., a Cleveland-based investment firm. Previously, Mr. Amster was an investment consultant with First Union Securities (formerly Kemper Securities) from 1992 to June 2000. Mr. Amster is also a director of Horizon Group Properties, Inc., Maple Leaf Financial, and Astrex Inc.
Stephen P. Glennon	61	1999	Mr. Glennon is a retired financial executive. He was the Company’s Chief Executive Officer from September 1999 through May 2004 and its Chief Financial Officer from April 2003 through May 2004. Mr. Glennon currently serves as a director of New Water Street Corporation, N.Y. and Alabama Real Estate Holdings, N.Y. Mr. Glennon received his B.A. degree from Colgate University in 1966.
Robert H. Kanner	57	2002	Mr. Kanner has been Chairman of the Board and President of Pubco Corporation, a manufacturer and marketer of computer printer supplies and specialized construction products, since 1987.
Kathleen L. Kellogg	52	Nominated in 2005	Ms. Kellogg has been President of her own independent consulting company since 2000. Previously, from 1997 to 2000, she was Chief Executive Officer, President and a director of American International Bank. Ms. Kellogg also is a director of First General Bank (in organization), and is a Trustee of the San Marino Schools Foundation. Ms. Kellogg received her B.S. and MBA degrees from the University of Southern California.
William D. King	63	2004	Mr. King is a retired Chairman and Chief Executive Officer of Aviation Distributors, Inc. in Lake Forest, California, where he served from December 1999 until August 2001. Previously, he was an independent consultant from March 1994 to December 1999. Mr. King received his Masters in Business Administration from Harvard University in 1969 and received a B. S. degree in Business Administration from the University of North Carolina at Chapel Hill.
John J. Lannan	58	2004	Mr. Lannan has been a Principal with Brentwood Partners, Inc. in Santa Monica, California, a real estate financing firm specializing in institutional equity and mezzanine debt placement, since 1998. Prior to joining the Board, Mr. Lannan was a director with Centennial Bank in Fountain Valley, California, where he organized and funded the recapitalization of that institution.

Messrs. King (Chairman), Amster, Faigin, Glennon, Kanner and Lannan and Ms. Kellogg also serve as directors of First Bank of Beverly Hills, F.S.B., the Company’s bank subsidiary.

There are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. There are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE AS DIRECTORS.

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board and Board Committee Meetings

The Board of Directors met 15 times in 2004. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of all meetings of the committees on which he served during the period he was a director.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee. The Audit Committee’s function is to meet with management, the internal auditors and the independent auditors to review and evaluate the Company’s audited financial statements, internal accounting controls and regulatory examinations and to monitor the Company’s compliance with laws, regulations and corporate policy. The Audit Committee’s duties are set forth in the Audit Committee Charter adopted by the Board of Directors. A copy of the Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Directors Deutschman, Kaufman, King (Chair) and Markee served on the Audit Committee in 2004, which met ten times during the year. Each of these directors is an “independent director” under the National Association of Securities Dealers’ listing standards.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors for compensation to executive officers of the Company, including salaries, bonuses and equity compensation; reviews compensation programs and practices for the Chief Executive Officer; and has supervisory control over the administration of the Company’s 1999 and 2002 Equity Participation Plans and other compensation plans and benefit programs. All actions of the Compensation Committee pertaining to executive compensation are submitted to the Board of Directors for approval.

Directors Amster, Kanner, Kaufman (Chair), Lannan and Markee served on the Compensation Committee in 2004, which met two times during the year. Each of these directors is an “independent director” under the National Association of Securities Dealers’ listing standards.

Nominating Committee. The Nominating Committee’s function is to identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company. In identifying and evaluating candidates for director, the Nominating Committee considers a number of criteria, including, but not limited to, the candidate’s professional experience, knowledge of the Company’s business, and involvement in community and civic affairs. In searching for qualified director candidates for the Board, the Nominating Committee solicits current Directors for names of potentially qualified candidates. Additionally, the Committee may request that Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the needs of the Board, and conduct an investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. The Nominating Committee has not yet determined whether it will consider nominees recommended by stockholders. A copy of the Nominating Committee Charter was filed as Appendix B to the Company’s Proxy Statement dated July 1, 2004; the Charter is not available on the Company’s website.

Directors Amster, Deutschman, Faigin, Kanner, Kaufman, King, Lannan and Markee served on the Nominating Committee in 2004, which met one time during the year. Each member of the Nominating Committee is “independent director” as defined under of the National Association of Securities Dealers’ listing standards.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or was an officer or employee of the Company or any of its subsidiaries, and during 2004 there existed no interlocking relationship between any member of the Compensation Committee and any member of any other company’s board of directors or compensation committee of the type required to be disclosed under Section 401(h) of Regulation S-K of the Securities and Exchange Commission.

Shareholder Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, California 91302. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed. The Secretary has the authority to discard the communication where deemed appropriate.

Director Attendance at Annual Meetings

The Company does not have a policy regarding Board member attendance at Annual Meetings of Stockholders. All ten members of the Board of Directors attended the 2004 Annual Meeting of Stockholders.

Compensation of Directors

Officers and employees of the Company or the Bank who also serve as directors do not receive any retainer or additional fees for serving as a director. Each member of the Board of Directors who is not an officer or employee of the Company or Bank is paid an annual stipend of $12,000. The Chairman of the Board receives an additional yearly stipend of $30,000, and the chairs of the Audit Committee and the Compensation Committee receive additional yearly stipends of $35,000 and $3,000, respectively. Other members of the Audit Committee and Compensation Committee receive yearly stipends of $30,000 and $1,000, respectively. The total fees paid to directors of the Company for 2004 was $199,000.

The Chairman of the Board of the Bank receives a yearly stipend of $25,000. The chair of the Loan Committee of the Bank receives an additional yearly stipend of $60,000, and the chairs of the Bank’s Asset and Liability Committee and Internal Asset Review Committee receive additional yearly stipends of $3,000. Other members of the Bank’s Loan Committee receive an additional yearly stipend of $45,000, and the other members of the Bank’s Asset and Liability Committee and Internal Asset Review Committee receive an additional yearly stipend of $1,000. The total fees paid to directors of the Bank for 2004 was $302,000.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the current executive officers of the Company and the Bank:

Name	Age	Position With Company and Bank	Position Since
Joseph W. Kiley III	49	Chief Executive Officer of BHBC	2004
		Chief Executive Officer and President of FBBH	2001
Craig W. Kolasinski	42	Executive Vice President and Chief Lending Officer, FBBH	2001
Sheldon A. Eisenberg	56	Senior Vice President and Closing Manager, FBBH	2002
John A. Kardos	48	Senior Vice President, Funding and Investment, FBBH	2003
Bryce W. Miller	43	Senior Vice President, Technology and Compliance, FBBH	2003
Takeo K. Sasaki	36	Chief Financial Officer of BHBC	2005
		Senior Vice President and Chief Financial Officer, FBBH	2003
Annette J. Vecchio	54	Senior Vice President and Loan Portfolio Manager, FBBH	2002

Joseph W. Kiley III has been the Company’s Chief Executive Officer since May 2004 and, from May 2004 to February 2005, also served as the Company’s Chief Financial Officer. Mr. Kiley also is the Chief Executive Officer and President of FBBH, a position he has held since September 2001. From March to September 2001, Mr. Kiley was the Bank’s Executive Vice President and Chief Financial Officer. Prior to joining the Bank, Mr. Kiley was Executive Vice President of Operations and Chief Financial Officer of National Mercantile Bancorp, the parent of Mercantile National Bank, in Century City, California from July 1996 to February 2001. Mr. Kiley is a Certified Public Accountant.

Craig W. Kolasinski has been Executive Vice President and Chief Lending Officer of FBBH since October 2001. Prior to joining the Bank, Mr. Kolasinski was a loan originator with Centennial Bank in Fountain Valley, California from January 2000 through October 2001.

Sheldon A. Eisenberg has been Senior Vice President and Closing Manager of FBBH since May 2002. From 2000 to May 2002, he was Vice President and Closing Manager at ARCS Commercial Mortgage. Previously, from 1994 to 2000, he was a Senior Credit Analyst with FHLMC’s Multifamily Loan Division.

John A. Kardos joined the Bank in 2000, and has been Senior Vice President, Funding and Investments for FBBH since June 2003. From July 2002 to June 2003 he was Senior Vice President and Liability Manager and prior to that held other officer positions. Prior to joining the Bank, Mr. Kardos was an independent financial services consultant from 1994 to 2000.

Bryce W. Miller joined the Bank in June 2000 and has been Senior Vice President, Technology and Compliance for FBBH since February 2003. He was the Bank’s Vice President and Information Services Manager from July 2001 through February 2003 and its Vice President and Controller from June 2000 through June 2001.

Takeo K. Sasaki has been the Company’s Chief Financial Officer since February 2005 and has been the Bank’s Senior Vice President and Chief Financial Officer since February 2003. From July 2001 to February 2003, he was the Bank’s Vice President and Controller. Prior to joining the Bank, Mr. Sasaki was First Vice President and Controller for Prime Bank in Los Angeles, California from January 1998 to March 2001.

Annette J. Vecchio joined the Bank in 1985, and has been Senior Vice President, Portfolio Manager of FBBH since March 2002. Previously, she was the Bank’s Vice President and Portfolio Manager from 1986 to March 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the total compensation paid or accrued by the Company for services rendered during the year ended December 31, 2004 to (i) the two individuals who served as Chief Executive Officer of the Company during the year, (ii) each of the four other most highly compensated executive officers of the Company who were serving as executive officers at December 31, 2004, and (iii) two of the Company’s former executive officers who would have been included in (ii) but for the fact that they were no longer employed by the Company as of December 31, 2004 (the “Named Executive Officers”).

Name and Principal Position	Annual Compensation						Long-Term Compensation	Other Annual Comp.($)
	Year	Salary($)		Bonus($)			Securities Underlying Options/SARs(#)
Joseph W. Kiley III(1) Chief Executive Officer and Chief Financial Officer	2004 2003 2002	$ $ $	275,000 275,000 200,000	$ $ $	280,000 165,000 80,000	(2)	— — —
Stephen P. Glennon(3) Chief Executive Officer and Chief Financial Officer	2004 2003 2002	$ $ $	153,131 279,583 83,337	$ $ $	— — 100,000		— — 300,000	36,000 53,110	(4) (5)
Craig W. Kolasinski Executive Vice President and Chief Lending Officer, FBBH	2004 2003 2002	$ $ $	185,000 176,769 150,000	$ $ $	260,000 150,000 50,000	(2)	— 25,000 10,000
Takeo K. Sasaki Senior Vice President and Chief Financial Officer, FBBH	2004 2003 2002	$ $ $	128,500 112,102 94,583	$ $ $	108,000 55,000 24,000	(2)	— 5,000 5,000
Annette J. Vecchio Senior Vice President, Portfolio Manager, FBBH	2004 2003 2002	$ $ $	124,167 116,943 108,932	$ $ $	108,000 46,000 26,900	(2)	— 5,000 5,000
John A. Kardos Senior Vice President, Funding and Investments, FBBH	2004 2003 2002	$ $ $	130,000 130,101 95,000	$ $ $	92,000 55,000 15,000	(2)	— 7,500 2,500
Bradley B. Newman(6) Executive Vice President, Capital Markets	2004 2003 2002	$ $ $	127,178 234,524 225,000	$ $ $	500,000 250,000 250,000		— — —
Jay H. Memmott(6) Chief Executive Officer and President, Wilshire Credit Corporation	2004 2003 2002	$ $ $	103,366 265,636 250,000	$ $ $	475,000 275,000 250,000		— — —

(1)	Mr. Kiley was appointed Chief Executive Officer and Chief Financial Officer in May 2004. Mr. Kiley also serves as Chief Executive Officer and President of FBBH.
(2)	Three-fourths of this amount was paid in March 2005. The remaining one-fourth will vest and become payable in December 2007.
(3)	Mr. Glennon resigned in May 2004.
(4)	Represents reimbursement for personal living expenses.
(5)	Includes $40,102 for personal living expenses and taxes.
(6)	Messrs. Newman and Memmott remained with Wilshire Credit Corporation, the Company’s former loan servicing subsidiary, after its sale to Merrill Lynch Mortgage Capital Inc. on April 30, 2004. The amounts for the year 2004 represent compensation paid or accrued by the Company through April 30, 2004, their last day of service for the Company.

Option/SAR Grants in Last Fiscal Year

The Company did not grant stock options or SARs during the year ended December 31, 2004 to any of the Named Executive Officers.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table lists for each of the Named Executive Officers: (i) the number and value of shares received upon the exercise of options in 2004, (ii) the aggregate number of unexercised options at December 31, 2004, and (iii) the value of unexercised in-the-money options at December 31, 2004.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-End(#)		Value of Unexercised In-the-Money Options/SARs at FY-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph W. Kiley III	30,000	$212,850	170,000	—	$1,427,000	$—
Stephen P. Glennon	1,275,000	7,026,225	—	—	—	—
Craig W. Kolasinski	—	—	39,999	20,001	309,976	130,874
Takeo K. Sasaki	—	—	4,999	5,001	36,360	33,940
Annette J. Vecchio	—	—	4,999	5,001	36,360	33,940
John A. Kardos	—	—	4,166	5,834	28,678	37,972
Bradley B. Newman	125,000	613,253	—	—	—	—
Jay H. Memmott	350,000	2,623,000	—	—	—	—

(1)	In accordance with Securities and Exchange Commission rules, the value of unexercised “in-the-money” options is the difference between the closing sale price of the Common Stock on December 31, 2004 ($10.10 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Arrangements

The Company and the Bank entered into an Employment, Confidentiality and Contingent Severance Agreement with Joseph W. Kiley III, effective as of January 1, 2003 (the “Kiley Agreement”). The Kiley Agreement provides that Mr. Kiley serve as President and Chief Executive Officer of the Bank commencing January 1, 2003. Pursuant to the Kiley Agreement, Mr. Kiley’s employment is for a term of twelve months, automatically renewing for successive periods of twelve months each, unless, at least 90 days before the expiration of such twelve-month period, either the Board of Directors of the Bank gives written notice of non-renewal to Mr. Kiley, or Mr. Kiley gives written notice of non-renewal to the Bank. Under the Kiley Agreement, Mr. Kiley receives an annual base salary of $275,000, and is entitled to participate in the Bank’s employee benefit plans, medical, dental, vision, disability or insurance programs, if any, to the extent offered to other officers of similar position under the Bank’s personnel policies. Pursuant to the Kiley Agreement, in the event Mr. Kiley’s employment is terminated upon the occurrence of an “Other Event of Termination” (as defined in the Kiley Agreement), he is entitled to an amount equal to his then annual base salary and to life, medical, dental and disability coverage substantially identical to the coverage maintained by the Bank or the Company for Mr. Kiley prior to his termination of employment at no cost to him for a period of one year, subject to certain limitations. Under the Kiley Agreement, in the event of a “change in control” (as defined in the Kiley Agreement) of the Bank or the Company, Mr. Kiley is entitled to an amount equal to two times his then annual base salary.

The Company’s former Chief Executive Officer, Stephen P. Glennon, received an annual salary of $300,000 for the period from March 1, 2003 through February 29, 2004 pursuant to a letter agreement, and he was reimbursed for certain living expenses for those periods. In addition, Mr. Glennon was granted 300,000 stock options in March 2002 at a price equal to the fair market value of the Company’s Common Stock on the date of grant. The options vested at the rate of 12,500 per month and had vested in full as of February 29, 2004, when

Mr. Glennon’s letter agreement expired. In February 2004, the Company’s Board of Directors extended Mr. Glennon’s salary under his new agreement through the closing of final issues related to the sale of WCC in the second quarter of 2004. Mr. Glennon resigned on May 27, 2004.

In November 2003, the Bank entered into a change-in-control agreement with Craig W. Kolasinski, the Bank’s Executive Vice President and Chief Lending Officer. This agreement provides that, in the event of a change in control (as defined in the agreement) of the Company or the Bank, Mr. Kolasinski would be entitled to receive a severance payment of one year’s salary if within one year after a change in control, his employment is involuntarily terminated by the Bank for any reason other than cause or death or disability, or he voluntarily terminates his employment after certain adverse changes in the terms of his employment (“Good Reason”).

Effective January 1, 2004, the Bank entered into a “Stay Bonus” letter agreement with Craig W. Kolasinski. Pursuant to this agreement, if Mr. Kolasinski is in “Continuous Service” (as defined in the agreement) from the date of the agreement through and including January 1, 2007, the Bank willl pay him a stay bonus in cash in the amount of $300,000 (the “First Stay Bonus”) on such date. If Mr. Kolasinski is in Continuous Service from the date of this agreement through and including January 1, 2008, the Bank will pay him an additional stay bonus in cash in the amount of $150,000 (the “Second Stay Bonus”) on such date. If there is a “Change in Control” (as defined in the agreement), and he is in Continuous Service through the end of the nine-month period following the occurrence of such Change in Control, (a) if the end of such nine month period falls before January 1, 2007, the Bank will accelerate payment of the First Stay Bonus and the Second Stay Bonus to the end of such nine-month period, and (b) if the end of such nine-month period falls on or after January 1, 2007 but before January 1, 2008, the Bank will accelerate payment of the Second Stay Bonus to the end of such nine month period. If, before January 1, 2008, (i) the Bank involuntarily terminates Mr. Kolasinski’s employment for any reason other than “Cause” (as defined in the agreement), (ii) Mr. Kolasinski dies or suffers “Total Disability” (as defined in the agreement), or (iii) following a Change in Control of the Bank, Mr. Kolasinski terminates his employment with the Bank for “Good Reason” (as defined in the agreement), he is entitled to receive a stay bonus, conditioned upon his (or his personal representative’s or beneficiary’s, if applicable) execution and delivery of the “Release Agreement” (as defined in the agreement), in the amount of (a) if his death, Total Disability or termination of employment occurs before January 1, 2007, the greater of $225,000 or the “Prorated Amount” (as defined in the agreement), or (b) if his death, Total Disability or termination of employment occurs on or after January 1, 2007, the Prorated Amount less $300,000. The “Prorated Amount” means $450,000 multiplied by a fraction, (i) the numerator of which is the number of calendar months (or portion thereof) of Continuous Service that he has completed after the date of this letter agreement until his death, Total Disability or termination of employment, and (ii) the denominator of which is 48. Any stay bonus to which Mr. Kolasinski is entitled must be paid to him, in cash and in full, not later than the later of (i) eight calendar days after execution and delivery by Mr. Kolasinski (or his beneficiary or personal representative, if applicable) of the Release Agreement, or (ii) the date on which such Release Agreement becomes effective.

Equity Participation Plans

The Company has two equity participation plans, the 1999 Equity Participation Plan (the “1999 Plan) and the 2002 Equity Participation Plan (the “2002 Plan”). Under the 1999 Plan, the Company may grant incentive stock options (“ISOs”), non-statutory stock options (“NSOs”), restricted stock and stock appreciation rights (collectively “Awards”) covering up to 4,000,000 shares to employees, directors and consultants of the Company and subsidiaries of the Company. No participant may receive in any year Awards with respect to 1,000,000 or more shares of common stock. Any shares subject to an option or SAR that terminates or expires without being exercised become available for future awards under the 1999 Plan. The 1999 Plan terminates in 2009.

Under the 2002 Plan, the Company may grant ISOs, NSOs and restricted stock (collectively “Awards”) covering up to 1,000,000 shares to employees, directors and consultants of the Company and subsidiaries of the Company. No participant may receive in any year Awards with respect to 1,000,000 or more shares of common stock. Any shares subject to an option or SAR that terminates or expires without being exercised become available for future awards under the 2002 Plan. The 2002 Plan terminates in 2012.

The terms and conditions of Awards under each Plan are substantially the same. The option exercise price of both ISOs and NSOs may not be less than the fair market value of the shares covered by the option on the date the option is granted. Restricted stock may be granted or sold at not less than the par value of the Company’s common stock. A stock appreciation right entitles the holder to receive from the Company, in cash or Common Stock, at the time of exercise, the excess of the fair market value at the date of exercise of a share of Common Stock over a specified price fixed by the Committee not less than the fair market value on the date of grant, multiplied by the number of shares as to which the right is being exercised.

To date, only options have been issued under the Plans. As of July 22, 2005: (i) under the 1999 Plan, 3,421,493 shares had been issued, options to purchase 397,669 shares were outstanding, and 180,838 shares remained available for future option grants; and (ii) under the 2002 Plan, 11,666 shares had been issued, options to purchase 35,667 shares were outstanding, and 952,667 shares remained available for future option grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of July 22, 2005, the beneficial ownership of common stock with respect to (i) each person who was known by the Company to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director or nominee for director, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group.

Name, Title and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Capital Research and Management 333 South Hope Street, 55th Floor Los Angeles, CA 90071	3,748,160		17.7%
Directors and executive officers:
Larry B. Faigin(2)	167,550	(3)	*
Howard Amster 23811 Chagrin Blvd. #200 Beachwood, OH 44122	2,569,331	(4)	12.1%
Robert M. Deutschman(2)	165,134		*
Stephen P. Glennon(2)	1,250,000		5.9%
Robert H. Kanner 3830 Kelley Ave Cleveland, OH 44114	1,905,000	(5)	9.0%
Edmund M. Kaufman(2)	162,700	(6)	*
Kathleen L. Kellogg(2)	15,000	(7)	*
Joseph W. Kiley III(2)	178,200	(8)	*
William D. King(2)	51,250		*
John J. Lannan(2)	502,100		2.4%
Daniel A. Markee(2)	104,136	(9)	*
Craig W. Kolasinski(2)	51,666	(10)	*
Takeo K. Sasaki(2)	8,333	(10)	*
Annette J. Vecchio(2)	8,333	(10)	*
John A. Kardos(2)	7,500		*
All directors and executive officers as a group (14 persons)	7,131,233	(11)	33.0%

(1)	Under rules of the Securities and Exchange Commission, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at July 22, 2005.

(2)	The address for this stockholder is c/o Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, CA 91302.
(3)	Includes 60,000 shares that may be acquired upon the exercise of options.
(4)	Includes 50,000 shares that may be acquired upon the exercise of options.
(5)	Includes 23,334 shares that may be acquired upon the exercise of options.
(6)	Includes 20,000 shares that may be acquired upon the exercise of options.
(7)	Includes 5,000 shares that may be acquired upon the exercise of options.
(8)	Includes 170,000 shares that may be acquired upon the exercise of options.
(9)	Includes 6,667 shares that may be acquired upon the exercise of options.
(10)	Represents shares that may be acquired upon the exercise of options.
(11)	Includes 398,333 shares that may be acquired upon the exercise of options.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers and 10% stockholders of public companies file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the company’s securities. To the knowledge of the Company, each director, executive officer and 10% stockholder of the Company timely filed all reports required by Section 16(a) on Forms 3, 4 and 5 during the year ended December 31, 2004 except: (i) Mr. Faigin was delinquent in filing two Form 4s relating to four transactions in February 2004; (ii) due to procedural delays in obtaining SEC access codes, Form 3s were not timely filed for Craig W. Kolasinski, Sheldon A. Eisenberg, John A. Kardos, Bryce W. Miller, Takeo K. Sasaki and Annette J. Vecchio in May 2004; and (iii) in March 2005, Mr. Deutschman filed a delinquent Form 4 reporting an inheritance of common stock in a prior year.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Beverly Hills Bancorp Inc. specifically incorporates this Report by reference therein.

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2004. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 “Communications with Audit Committees,” as amended by SAS No. 90 “Audit Committee Communications.” The Audit Committee has received the written disclosures and the letter from the independent public accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent public accountants their independence.

Management is responsible for the Company’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is neither our duty nor our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our consultations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

William D. King

Robert M. Deutschman

Edmund M. Kaufman

Daniel A. Markee

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Beverly Hills Bancorp Inc. specifically incorporates this Report by reference therein

The Company’s executive compensation program is designed to attract, retain, and motivate high caliber executives and to focus the interests of the executives on objectives that enhance stockholder value. These goals are attained by emphasizing “pay for performance” by having a portion of the executive’s compensation dependent upon business results and by providing equity interests in the Company. The principal elements of the Company’s executive compensation program are base salary and bonuses. While the Company has two Equity Participation Plans pursuant to which it may grant options, stock appreciation rights and restricted stock to directors, employees and consultants, in 2003, the Board of Directors discontinued the granting of options generally in order to prevent any further dilution of the value of the common stock.

Base Salary

Base salaries for the Company’s executives are intended to reflect the scope of each executive’s responsibilities, the success of the Company, and contributions of each executive to that success. Executive salaries are adjusted gradually over time and only as necessary to meet this objective. Increases in base salary may be moderated by other considerations, such as geographic or market data, industry trends or internal fairness within the Company.

Bonuses

The amount of the bonuses paid to the executive officers by the Company for 2004 was determined by the Compensation Committee and approved by the Board of Directors. For 2004, the Compensation Committee determined the size of the bonus pool for all employees based primarily on the Company’s income before taxes. The size of the bonus pool was greater than in 2003 because the Company’s income before taxes was greater than in 2003. The Compensation Committee then determined bonuses for executive officers from a portion of the total bonus pool based on each officer’s individual contributions towards meeting the overall objectives of the Company. In addition, one fourth of the bonuses for all current executive officers vest and become payable at the earlier to occur of termination of employment as a result of death, disability or termination by the Company without cause and December 31, 2007; if the executive officer’s employment terminates prior to December 31, 2007 by voluntary resignation or termination for cause by the Company, the officer is not entitled to the deferred portion of the bonus. The purpose of the deferral is to induce these executive officers to continue to work for the Company.

CEO Compensation

Mr. Kiley’s compensation is determined pursuant to his Employment, Confidentiality and Contingent Severance Agreement effective as of January 1, 2003. The base salary is fixed by that agreement. Mr. Kiley also has incentive compensation tied to Company’s earnings and price of the common stock, through options to purchase 200,000 shares of common stock granted to him in 2001 under the 1999 Equity Participation Plan. Mr. Kiley is also entitled to an annual bonus at the discretion of the Compensation Committee. The Compensation Committee awarded Mr. Kiley a bonus of $280,000 for 2004 (one fourth of which is deferred) based on the Company’s operating results for the year and on Mr. Kiley’s performance and role in helping the Company achieve its financial goals. The Committee believes that this arrangement is in the best interests of the Company and its stockholders since the value of Mr. Kiley’s compensation is directly aligned with the financial performance of the Company.

COMPENSATION COMMITTEE

Edmund M. Kaufman

Howard Amster

Robert H. Kanner

John J. Lannan

PERFORMANCE GRAPH

The following Performance Graph covers the five-year period from December 31, 1999 through December 31, 2004. The graph compares the performance of the Company’s common stock to the S&P 500, a California small banks index (“CSBI”) and a Financial Services Index (“FSI”). The Company has operated principally as a bank holding company since April 30, 2004, when it completed the sale of its former loan servicing subsidiary, Wilshire Credit Corporation. Consequently, the Company believes that the banking entities included in the CSBI are more representative of its current and expected future industry peer group than are the diversified financial services companies that comprised the FSI.

2004 Measurement Period(1) (2)

	December 31,
	1999	2000	2001	2002	2003	2004
Company (BHBC)	$100.00	$90.91	$149.24	$240.15	$437.12	$765.15
CSBI(3)	$100.00	$129.90	$156.29	$229.12	$387.37	$512.67
FSI(4)	$100.00	$88.64	$82.01	$70.15	$99.86	$133.98
S&P 500	$100.00	$89.86	$78.14	$59.88	$75.68	$82.49

(1)	Assumes all distributions to stockholders are reinvested on the payment dates.
(2)	Assumes $100 invested on December 31, 1999 in the Company’s common stock, the S&P 500 Index, the CSBI and the FSI.
(3)	The companies included in the CSBI are Commercial Capital Bancorp, First Regional Bancorp, ITLA Capital Corporation, Pacific Capital Bancorp, Provident Financial Holdings and UCBH Holdings.
(4)	The Company’s former peer group, the FSI, included Advanta Corporation, American Business Financial Services Inc., American Express Company, CIT Group Inc., Resource America Inc. and Ocwen Financial Corporation.

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

(Item No. 2 on the Proxy)

General

The Board of Directors has approved an amendment to the Company’s Certificate of Incorporation, subject to stockholder approval, to reduce the number of authorized shares of common stock from 90,000,000 shares to 30,000,000 shares, and to cancel the authorization of 10,000,000 shares of preferred stock. The amendment, if approved, would result in state franchise tax savings while continuing to provide the Company with sufficient flexibility to meet future needs for issuances of common stock. This amendment would amend and restate Article IV of the Company’s Certificate of Incorporation to read in its entirety as follows:

“The Corporation is authorized to issue one class of shares, to be designated “Common Stock.” The total number of shares of Common Stock that the Corporation shall have authority to issue is Thirty Million (30,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01). The Corporation is prohibited from issuing any nonvoting equity securities.”

Reasons for Amendment

Under Delaware law, the Company is required to pay an annual franchise tax to the state of Delaware based on the total number of its authorized shares. The principal purpose of the proposed amendment is to reduce the Company’s number of authorized shares and thereby reduce the Company’s annual franchise tax liability in Delaware. Based on a reduction of 70,000,000 shares (60,000,000 common and 10,000,000 preferred), the Company estimates it will save approximately $100,000 annually in Delaware franchise taxes.

The adoption of the amendment to the Certificate of Incorporation would not adversely affect the rights of the holders of the Company’s currently outstanding shares of common stock. Further, there are no shares of preferred stock outstanding and no rights and preferences of the preferred stock have been designated by the Board of Directors.

If the amendment is approved and the number of authorized shares of common stock is reduced to 30,000,000 shares, the Company would have available 7,207,469 shares (including treasury shares) of common stock for future issuances excluding shares presently reserved for issuances under the Company’s Equity Participation Plans. The Board of Directors believes that this number of shares of common stock is adequate for the Company’s currently anticipated requirements.

If the stockholders approve the amendment to the Company’s Certificate of Incorporation, the Company intends to file the amendment with the Secretary of State of Delaware. The amendment will become effective on the date the amendment is filed with the Secretary of State of Delaware, or such later date as is specified in the filing. The Company expects the amendment will be filed with the Secretary of State of Delaware as soon as practicable following the Annual Meeting.

While the Company anticipates franchise tax savings, it cannot assure you that the amendment will result in tax savings in Delaware or other states, as states may change the methods they use to calculate franchise tax or the Company’s assets or issued shares of stock may change in a way that eliminates any tax savings.

Any subsequent increase in the number of authorized shares of the common stock, or to authorize the preferred stock, whether for capital raising acquisitions, anti-takeover measures or any other reason, would require approval by the Company’s stockholders of another amendment to the Company’s Certificate of Incorporation.

Required Vote

The affirmative vote of a majority of the outstanding shares of the Company’s capital stock is required to approve the amendment to the Company’s certificate of incorporation. Abstentions and broker non-votes will count as votes against this proposal.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ITEM NO. 2 THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION

INDEPENDENT PUBLIC ACCOUNTANTS

Principal Accounting Firm Fees

The Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), audited the financial statements of the Company for the years ended December 31, 2003 and 2004 and has been engaged to audit the financial statements of the Company for the year ending December 31, 2005. A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The aggregate fees billed to the Company for the years ended December 31, 2004 and 2003 by Deloitte & Touche were as follows:

	Year ended December 31,
	2004	2003
	(Dollars in thousands)
Audit fees	$322	$607
Audit-related fees(a)	260	89

Total audit and audit related fees	582	696
Tax fees(b)	292	472
All other fees	—	—

Total fees	$874	$1,168

(a)	Includes fees related to implementation of the Sarbanes-Oxley Act of 2002.
(b)	Includes fees for tax compliance and tax consulting services, including tax planning, tax research and analysis of the inventory of deferred tax assets.

In considering the nature of the services provided by Deloitte & Touche, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with Deloitte & Touche and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval Policy

The services performed by Deloitte & Touche in 2004 and 2003 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that Deloitte & Touche may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by Deloitte & Touche in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and may not commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has delegated its duties to pre-approve auditing services and permitted non-audit services to its chairman. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests an estimate of the maximum fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing an estimate of the maximum fees for a service incorporates appropriate oversight and control of the Company’s relationship with Deloitte & Touche, while permitting the Company to receive immediate assistance from Deloitte & Touche when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

The policy contains a de minimis provision that operates to provide retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all of the following criteria are met:

1.	The service is not an audit, review or other attest service;

2.	The aggregate amount of all such services provided under this provision does not exceed the lesser of $50,000 or 5% of total fees paid to Deloitte & Touche in a given fiscal year;

3.	Such services were not identified at the time of the engagement to be non-audit services;

4.	Such services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and

5.	The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements.

OTHER BUSINESS

The Company is not aware of any other business to be presented at the Annual Meeting and does not intend to bring any other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

In order to be eligible for inclusion in the Company’s Proxy Statement and proxy card for the next Annual Meeting of Stockholders in 2006 pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than March 27, 2006. However, in order for such stockholder proposals to be eligible to be brought before the stockholders at the next Annual Meeting, the stockholder submitting such proposals also must comply with the procedures, including the deadlines, required by the Company’s bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s Proxy Statement.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to: Carol Schardt, Secretary, Beverly Hills Bancorp Inc., 23901 Calabasas Road, Suite 1050, Calabasas, CA, 91302.

By Order of the Board of Directors

/s/ JOSEPH W. KILEY III
Joseph W. Kiley III Chief Executive Officer

Calabasas, California

July     , 2005

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. A RETURN SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. AT ANY TIME BEFORE A VOTE AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY BY (1) A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION DELIVERED TO THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY OR (2) ADVISING THE INSPECTOR OF ELECTIONS OR THE SECRETARY OF THE COMPANY AT THE MEETING THAT YOU ELECT TO VOTE IN PERSON. ATTENDANCE AT THE MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING IS ON THURSDAY, AUGUST 25, 2005. PLEASE RETURN YOUR PROXY IN TIME.

APPENDIX A

BEVERLY HILLS BANCORP

BOARD AUDIT COMMITTEE CHARTER

Amended and Restated as of June 30, 2005

PURPOSE

The Beverly Hills Bancorp Inc. (“Company”) Board Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements, (5) compliance management, and (6) regulatory oversight.

COMMITTEE MEMBERSHIP

The Board Audit Committee (“Committee”) shall consist of no fewer than three nor more than five members. The members of the Committee shall meet the independence and experience requirements of the NASDAQ Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Commission. At least one member of the Committee shall be a financial expert as defined by the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Committee members must be barred from accepting any consulting, advisory or compensatory fee from the parent company or any of its subsidiaries, other than in the member’s capacity as a member of the board or any board committee.

A Committee member must not be an affiliated person of the Company or any subsidiary apart from capacity as a member of the board or any board committee.

The members of the Committee shall be appointed by the Board and may be replaced by the Board.

MEETINGS

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

COMMITTEE AUTHORITY AND RESPONSIBILITIES

The Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreement between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(k)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee may form and delegate authority to subcommittees consisting of one or more members.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter periodically (ordinarily annually) and recommend any proposed changes to the Board for approval. The Committee shall periodically (ordinarily annually) review the Committee’s own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be approved.

2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.	Review and discuss quarterly reports from the independent auditors on:

(a)	All critical accounting policies and practices to be used.

(b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)	Other material written communications between the independent auditor and management such as any management letter or schedule of unadjusted differences.

5.	Discuss with management and independent auditor the information included in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Discuss with management the Company’s major financial risk exposure and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

8.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 and SEC Rule 2-07 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Oversight of the Company’s Relationship with the Independent Auditor

10.	Review and evaluate the lead partner of the independent auditor team.

11.	Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

12.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

13.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

14.	Discuss with the lead audit partner having primary responsibility for the audit whether the national office of the independent auditor was consulted by the Company’s audit team on any issues raised by the auditor or on any matters of audit quality and consistency.

15.	Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

16.	Approve the charter for internal audit.

17.	Select the internal audit liaison and internal audit service provider.

18.	Establish the responsibilities of the internal audit function.

19.	Review and approve the internal audit plan for the coming year:

(a)	Review the internal audit risk assessment.

(b)	Determine the need for expansion of internal audit into areas of special concern to the Board of Directors.

(c)	Ensure maximum possible coordination between the independent auditors and internal audit activities; and

(d)	Ensure management has not restricted the scope of internal audit activities.

20.	Review and approve the internal audit policy and procedures.

21.	Oversee the effectiveness of the internal audit function and assess internal audit’s performance annually at minimum.

22.	Assess the adequacy of service provided by the outsourced internal audit service provider annually at minimum.

23.	Coordinate with management to review the engagement letter for outsourced internal audit services to ensure that sufficient funds and human resources will be available to implement the approved audit plan.

24.	Review major findings, exceptions, and recommendations resulting from an internal audit and obtain satisfactory response from management.

25.	Meet with internal audit on a quarterly basis at minimum to discuss status of audits performed or in process.

26.	Review and analyze internal audit variance reports comparing completion dates to expected timeframes, and budgeted hours to actual hours.

27.	Direct internal audit to perform special studies or examinations.

28.	Review quarterly a summary of the Company’s senior management expenses and actual expense reports of the President/CEO and directors.

Regulatory Oversight Responsibilities

29.	Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated. (This Section relates to any discovery of illegal acts.)

30.	Obtain reports from management, and/or the independent auditor, that the Company and any subsidiary is in conformity with applicable legal requirements and the Company’s Code of Business Conduct, including compliance with Sarbanes-Oxley. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Bank’s Code of Business Conduct.

31.	Develop and implement corrective actions to regulatory examinations.

32.	Provide guidance to Company management as it develops its written responses to the compliance and regular examination reports.

33.	Validate management’s implementation of the examinations’ corrective actions and the continued compliance thereof.

34.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, submission by employees of concerns regarding questionable accounting or auditing matters. The Committee forbids retaliation against any person making a submission to it. The Committee will use its best efforts to protect the confidentiality of any person making a submission to it to the extent practical and consistent with law. But, the Committee recognizes the anonymity of the submitter, and may in some cases and at some times, in the search for truth, have to be weighed against the value of permitting the accuseds to confront the witnesses against them. Thus, the Committee cannot guarantee anonymity in all cases and at all times.

35.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies, including with respect to Federal, State and local tax matters, and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

36.	Discuss with the Company’s general counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

Internal Controls

37.	Oversee the adequacy of the system of internal controls.

38.	Monitor the effectiveness of the Company’s system of internal accounting controls.

Future Examination

39.	Bank management shall inform the Committee of all future compliance and regular examinations. Management will present the Committee pre-examination packages prepared for an examination and keep the Committee informed during the course of future compliance and regular examinations. The full Committee shall attend all regulatory exit interviews. All Board members will be invited to attend regulatory exit interviews.

LIMITATION OF AUDIT COMMITTEE’S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

# # # # # #

BEVERLY HILLS BANCORP INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Beverly Hills Bancorp Inc. hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Larry B. Faigin and Joseph W. Kiley III, and each of them singly, proxies and attorneys-in-fact, with full power of substitution on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of Beverly Hills Bancorp Inc. to be held on August 25, 2005, at 10:00 a.m. Pacific time, at the law offices of Irell & Manella LLP at 1800 Avenue of the Stars, Suite 900, Conference Room 6C, Los Angeles, California 90067, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Please date, sign and mail your

proxy card in the envelope provided as soon as possible.

Annual Meeting of Stockholders

BEVERLY HILLS BANCORP INC.

August 25, 2005

Please Detach and Mail in the Envelope Provided

_                                                  _

☒	Please mark your votes as in this example.

1. Election of seven directors.	FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed at right	FOR ALL EXCEPT (See instructions below)
	☐	☐	☐

Nominees: Howard Amster Larry B. Faigin Stephen P. Glennon Robert H. Kanner Kathleen L. Kellogg William D. King John J. Lannan

(INSTRUCTIONS: To withhold authority to vote for any individual nominee print that nominee’s name on the space provided below.)

_________________________________________

FOR	AGAINST	ABSTAIN

2.      Amendment of the Company’s Certificate of Incorporation to reduce the number of authorized shares of common stock from 90,000,000 shares to 30,000,000 shares and to cancel the authorization of preferred stock.

☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW    ☐

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE

I/We will attend the annual meeting.    ☐

Signature of Stockholder	Dated: , 2005

Signature if held jointly

Note: (This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)